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                                                                      EXHIBIT 11

               FIDELITY NATIONAL FINANCIAL, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)

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
                                                         Three months ended        Six months ended
                                                              June 30,                  June 30,
                                                        --------------------      --------------------
                                                         2000         1999         2000         1999
                                                        -------      -------      -------      -------
Net earnings, basic basis                               $31,371      $23,741      $33,240      $43,508
Plus:  Impact of assumed conversion of the
       LYONs, net of applicable income taxes                 --           --           --          263
                                                        -------      -------      -------      -------
Diluted earnings                                        $31,371      $23,741      $33,240      $43,771
                                                        =======      =======      =======      =======

Weighted average shares outstanding during
  the period, basic basis                                66,846       30,423       49,559       30,594
Plus: Common stock equivalent shares assumed
        from conversion of options                        2,020        1,365        1,588        1,196
      Common stock equivalent shares assumed
        from conversion of LYONs                             --           --           --          712
                                                        -------      -------      -------      -------
Weighted average shares outstanding during
  the period, diluted basis                              68,866       31,788       51,147       32,502
                                                        =======      =======      =======      =======
Basic earnings per share                                $  0.47      $  0.78      $  0.67      $  1.42
                                                        =======      =======      =======      =======
Diluted earnings per share                              $  0.46      $  0.75      $  0.65      $  1.35
                                                        =======      =======      =======      =======
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